Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Vahé A. Sarkissian, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of FEI Company on Form 10-Q for the quarterly period ended June 29, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of FEI Company.

By:	/s/ VAHÉ A. SARKISSIAN
Vahé A. Sarkissian
Chief Executive Officer, President and Chairman of the Board of Directors

I, Stephen F. Loughlin, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of FEI Company on Form 10-Q for the quarterly period ended June 29, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of FEI Company.

By:	/s/ STEPHEN F. LOUGHLIN
Stephen F. Loughlin
Vice President of Finance and acting Chief Financial Officer